STATE OF WASHINGTON               SECRETARY OF STATE

             ARTICLES OF CORRECTION             FILED
                RCW 23B.01.240            SECRETARY OF STATE
                                              SEP 08 2005
                                          STATE OF WASHINGTON

UBI#: 602059547
PHONE#: 310-435-0435
Pursuant to, RCW 23B.01.240 of the Washington Business Corporation Act, the undersigned corporation hereby submits Articles of Correction for the purpose of correcting a document filed in the Corporations Division of the Office of the Secretary of State.

1. The name of the corporation is: Cimbix Corporation
2. The document to be corrected is: Amendment to Articles of Incorporation
3. The document was filed on: July 27, 2005
4. Specify the incorrect statement or manner of defective execution and the reason for it.

The Amendment to Articles of Incorporation was filed in error because the corporation didn't meet federal regulatory requirements at the time of filing.

5. The corrected statement or corrected execution of the document is as follows:

Please withdraw the filing of the Amendment of Articles of Incorporation as filed on July 27, 2005.

6. This document is hereby executed under penalties of perjury, and is, to the best of my knowledge true and correct.

Date:  September 7, 2005

/s/ Richard Jordan                Richard Jordan, Secretary
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Signature of Person Authorized    Name and Title